UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine, California 92614
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 8, 2016, Cryoport, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended December 31, 2015. A copy of the press release issued by the Company on February 8, 2016 is attached as Exhibit 99.1.

The information furnished pursuant to Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise expressly stated in such filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 8, 2016, the Board of Directors (the “Board”) of the Company completed its annual review of its bylaws in light of developments over the last year, including its up-listing to The Nasdaq Capital Market, and the Board determined it was in the best interest of the Company and its stockholders to adopt Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), which became effective the same day. The Amended and Restated Bylaws include, among others, the following changes:

•	incorporating certain timing and information requirements in connection with business brought before a meeting of the stockholders by a stockholder of record to facilitate compliance with Section 14 of the Exchange Act;

•	clarifying director nominee eligibility requirements and procedures for nomination;

•	increasing the percentage of outstanding voting stock required to call a special meeting of stockholders from 10% to 75%;

•	requiring that all stockholder action be conducted at a meeting of the stockholders to give the Board and the Company the opportunity to provide information and recommendations with respect to any proposed action of the stockholders;

•	adding a forum selection clause that requires stockholders to bring any action against the Company in a Nevada court;

•	requiring, in the event an officer initiates a proceeding against the Company, that the Board approve the officer's initiation of such proceeding in order for the officer to be entitled to indemnification under the Amended and Restated Bylaws; and

•	incorporating certain conforming, ministerial and other related changes.

The foregoing summary does not constitute a complete summary of the changes included in the Amended and Restated Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events

On February 8, 2016, upon the recommendation of the Compensation Committee as a result of its annual review of its charter, the Board approved an amendment to the charter of the Compensation Committee, a copy of which has been posted to the Company’s investor website.

On February 8, 2016, upon the recommendation of the Audit Committee as a result of its annual review of its charter, the Board approved an amendment to the charter of the Audit Committee, a copy of which has been posted to the Company’s investor website.

On February 8, 2016, upon the recommendation of the Nomination and Governance Committee as a result of its annual review of its charter, the Board approved an amendment to the charter of the Nomination and Governance Committee, a copy of which has been posted to the Company’s investor website.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

3.1 Amended and Restated Bylaws

99.1 Press Release, dated February 8, 2016 issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC

Date: February 8, 2016	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Bylaws

99.1	Press Release, dated February 8, 2016 issued by the Company